Exhibit 2.2

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment

DATED 5 May 2015

(1) SELLERS

(2) OPKO IRELAND LIMITED

FORM OF AGREEMENT FOR THE SALE AND PURCHASE OF SHARES
IN EIRGEN PHARMA LIMITED

McCann FitzGerald
Solicitors
Riverside One
Sir John Rogerson’s Quay
Dublin 2

CONTENTS
CLAUSE    PAGE
1.    Interpretation    1
2.    Sale of Sellers’ Shares    5
3.    Consideration    5
4.    Completion Payment    5
5.    Completion    5
6.    Sellers’ Warranties    6
7.    Indemnification    6
8.    The Buyer’s remedies    7
9.    Buyer Warranties    7
10.    Confidentiality    7
11.    Announcements    8
12.    Payments under this Agreement    8
13.    Notices    8
14.    Variation    9
15.    Costs and Expenses    9
16.    Assignment and Successors    9
17.    Waiver    10
18.    Further Assurance    10
19.    Effect of Completion    10
20.    Rights, Powers and Remedies are Cumulative    10
21.    Invalidity    10
22.    Entire Agreement    11
23.    Counterparts    11
24.    Governing Law and Jurisdiction    11

THIS AGREEMENT is made on 5 May 2015
BETWEEN

(1)	THE PERSONS whose names and addresses are set out in Schedule 3 (together the “Sellers”) and

(2)	OPKO IRELAND LIMITED, a company registered in Ireland under number 530936 and having its registered office at Citywest Business Campus, 3013 Lake Drive, Dublin 24, Ireland (the “Buyer”).
RECITALS:

(A)	EirGen Pharma Limited (the “Company”) is a private limited company incorporated in Ireland under registration number 398605.

(B)	The Sellers are the owners of the numbers of Shares set opposite their respective names in column 3 of Schedule 3 (the “Sellers’ Shares”).

(C)	The Sellers have agreed to sell and the Buyer has agreed to buy, the Sellers’ Shares on the terms and subject to the conditions of this Agreement.
NOW IT IS AGREED as follows:

1.	Interpretation

1.1	Definitions
In this Agreement unless the context requires otherwise:
“Agreement” means this Agreement;
“Business Day” means a day other than a Saturday or Sunday or public holiday in Ireland on which banks are generally open for business in Dublin, Ireland;
“Buyer’s Group” means the Buyer and any other company which is or becomes a subsidiary or holding company of the Buyer or a subsidiary of such holding company;
“Buyer’s Solicitors” means McCann FitzGerald of Riverside One, Sir John Rogerson’s Quay, Dublin 2, Ireland;
“Companies Acts” means the Companies Acts 1963 to 2013 and any legislation in whatever form to be construed as one with those Acts;
“Completion” means completion of the sale and purchase of the Sellers’ Shares in accordance with clause 5;
“Completion Date” means the date of this Agreement;
“Completion Payment” has the meaning given to it in clause 4;
“Confidential Information” means all information which is used in or otherwise relates to the business, customers or financial or other affairs of the Group including, without limitation, information relating to:

(a)
the marketing of goods or services, including customer names and lists and other details of customers, sales targets, sales statistics, market share statistics, prices market research reports and surveys and advertising or other promotional materials;

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(b)	product information, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, plans, drawings, specifications and blueprints;

(c)	future projects, business development or planning, commercial relationships and negotiations; or

(d)	any information in relation to which a Group Company is bound by an obligation of confidence to a third party, but does not include information which is made public by, or with the written consent of, the Buyer;
“Consideration” means the consideration for the Sellers’ Shares set out in clause 3;
“Encumbrance” includes any adverse claim or right or third party right or interest; any equity; any option or right of pre-emption or right to acquire or restrict; any mortgage, charge, assignment, hypothecation, pledge, lien or security interest or arrangement of whatsoever nature; any reservation of title; any hire purchase, lease or instalment purchase agreement and any other encumbrance, priority or security interest or similar arrangement of whatever nature;
“Euro” and “€” means the lawful currency of Ireland;
“Governmental Authority” means any federal, state, local, tribal, provincial, municipal or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body;
“Group” means the Company and the Subsidiary and “Group Company” means any one of them;
“Ireland” means the Republic of Ireland;
“Laws” means any applicable law, statute, ordinance, rule, regulation, order, writ, judgments or decree;
“Losses” means any losses, damages, bonds, dues, assessments, fines, interest, penalties, claims, Taxes, fees, costs, expenses or amounts paid in settlement (in each case, including any adviser and experts’ fees and expenses and costs of investigation), whether or not involving a third party claim and costs of defence involving a third party claim but excluding any special, consequential, indirect or punitive damages unless paid to a third party;
“Notice” has the meaning given to it in clause 13.1;
“Ordinary Shares” means ordinary shares of €0.10 each in the capital of the Company;
“person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, Governmental Authority or other entity of any kind;
“Relevant Jurisdiction” means a country within which any Group Company has undertaken any transactions of whatsoever nature;
“SEC” means the Securities and Exchange Commission of the United States of America;
“Sellers’ Solicitors” means William Fry Solicitors of 2 Grand Canal Square, Dublin 2, Ireland;
“Sellers’ Solicitors’ Account” means the US Dollar client account of the Sellers’ Solicitors at [***] with [***] (with payment reference [***] to be used for any transfer into same);

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“Shares” means shares in the allotted and issued share capital of the Company;
“Share Purchase Agreements” means the agreements entered into on today’s date between the Buyer and/or the Buyer’s holding company and others with respect to the purchase of all of the issued shares in the Company not owned by the Sellers, completion of which will occur simultaneously with Completion under this Agreement;
“Subsidiary” means the wholly owned subsidiary of the Company, EirGen Pharma R&D Limited a company registered in Ireland with company number 472800;
“Tax” means all forms of taxation either in Ireland or elsewhere wherever and whenever created or imposed, including, without limitation:

(a)
corporation tax (including any surcharge), advance corporation tax, income tax (including tax or amounts on account of tax required to be deducted or withheld from or accounted for in respect of any payment), capital gains tax, inheritance tax, gift tax, capital acquisition tax, value added tax, dividend (distribution) withholding tax, national insurance contribution, PAYE deductions, pay related social insurance, levies and universal social charge, capital duty, stamp duty, deposit interest retention tax, professional services withholding tax, relevant contracts tax, surtax, duties of customs and excise and import, petroleum revenue tax, environmental levies (including environmental levy on plastic bags), rates and all taxes, duties or similar charges replaced by or replacing any of the foregoing;

(b)	all other taxes on gross or net income, profits or gains, distributions, receipts, sales, use, occupation, franchise, value added and personal property;

(c)	all taxes, levies, imposts, duties, charges or withholdings of any nature whatsoever chargeable and/or collectable by any Tax Authorities in any Relevant Jurisdiction; and

(d)	any payment whatsoever which a Group Company may be or become bound to make to any person as a result of the discharge by that person of any tax which a Group Company has failed to discharge;
together with all penalties, surcharges, charges and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them, and regardless of whether any such taxes, levies, duties, imposts, charges, withholdings, penalties and interest are chargeable directly or primarily against, or attributable directly or primarily, to a Group Company or any other person and regardless of whether any amount in respect of any of them is recoverable from any other person;

“Tax Authorities” means the Revenue Commissioners in the Republic of Ireland or the recognised tax authorities in any Relevant Jurisdiction;
“Transaction Documents” means this Agreement;
“US dollars”, “US$” and $ means the lawful currency of the United States of America; and
“Warranties” means the Warranties set out in Schedule 2.

1.2	Construction
In this Agreement, unless the context requires otherwise:

(a)	use of the singular includes the plural and vice versa;

(b)	a reference to one gender includes a reference to each other gender;

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(c)	the headings are inserted for convenience of reference only and shall not in any way form part of, or affect the construction or interpretation of, this Agreement;

(d)
the provisions of the Schedules to this Agreement form an integral part of this Agreement and have as full effect as if they were incorporated in the body of this Agreement and the expressions “this Agreement” and “the Agreement” shall be deemed to include the Schedules to this Agreement;

(e)	a reference to a person (including a party to this Agreement) includes a reference to that person’s legal personal representatives, successors and permitted assigns;

(f)	a reference to a document is a reference to that document as from time to time amended, supplemented or varied (in each case, other than in breach of the provisions of this Agreement);

(g)	any reference to any statute or statutory provision shall include:

(i)	any statute or statutory provision which:

(A)	amends, extends, consolidates, re-enacts or replaces any statute or statutory provision; or

(B)	has been amended, extended, consolidated, re-enacted or replaced (whether before or after the date of this Agreement) by any statute or statutory provision; and

(ii)	any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

(h)	words and phrases the definitions of which are contained or referred to in the Companies Acts shall be construed as having the meanings attributed to them in such Acts;

(i)	a reference to any clause, sub-clause, paragraph, or Schedule shall be a reference to the clause, sub-clause, paragraph, or Schedule of this Agreement unless the context otherwise requires;

(j)	reference to a “company” shall be construed so as to include any company, corporation or body corporate, whenever and however established or incorporated;

(k)	all references to costs, charges and expenses include any value added tax or similar tax charged or chargeable in respect thereof;

(l)
references to any tax in respect of income or profits or gains or chargeable gains earned, accrued or received on or before a particular date or in respect of a particular period shall include any tax in respect of income or profits or gains deemed for Tax purposes to have been or treated as earned, accrued or received on or before that date or in respect of that period;

(m)
any phrase introduced by the terms “including”, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(n)	the rule known as ‘contra proferentum” shall not apply; and

(o)
any reference to an Irish legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than Ireland, be deemed to include a reference to what most nearly approximates in that jurisdiction to the Irish legal term.

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2.	Sale of Sellers’ Shares

2.1	Subject to the terms of this Agreement, each Seller severally shall sell, and the Buyer shall buy, the Sellers’ Shares with effect from Completion.

2.2
The Sellers’ Shares shall be sold free from all Encumbrances together with all other rights attached or accruing to the Sellers’ Shares, including the right to receive all dividends or distributions of whatever nature declared, paid or made in respect of any period on or after the Completion Date.

2.3
Each Seller severally waives any rights of pre-emption or other restriction on transfer to which it is entitled by virtue of the articles of association of the Company or otherwise in respect of the sale of the entire issued share capital of the Company to the Buyer on or about the date hereof.

3.	Consideration
The price payable for the Sellers’ Shares shall be [__________________] (the “Consideration”).

4.	Completion Payment
On the Completion Date, the Consideration shall be paid to the Seller’s Solicitors on behalf of the Sellers in the proportions set opposite each Seller’s name in column 4 of Schedule 3 (the “Completion Payment”).

5.	Completion

5.1	Completion shall take place at the offices of the Buyer’s Solicitors immediately following the execution of this Agreement.

5.2	At Completion the Sellers and the Buyer shall do all those things respectively required of them in Schedule 1.

5.3	The Buyer shall not be obliged to complete this Agreement unless:

(a)	the Sellers comply with all of their obligations in Schedule 1; and

(b)	the purchase of all the Sellers’ Shares and the Shares under the Share Purchase Agreements is completed simultaneously.

5.4	The Sellers shall not be obliged to complete this Agreement unless the Buyer complies with all of its obligations in Schedule 1.

5.5
Each of the Sellers appoints the Buyer to be that Seller’s attorney for the purposes set out in this clause 5.5 from Completion until the Shares of that Seller are registered in the Buyer's name and on the following terms:

(a)	the Buyer may do the following in the name of such Seller;

(i)	exercise any rights, including rights to appoint a proxy or representative and voting rights, attaching to such Seller’s Shares; and

(ii)	receive any dividend or other entitlement paid or credited to such Seller on or after Completion in respect of such Seller’s Shares;

(b)	all acts and things done by the Buyer in exercising powers under this power of attorney will be as valid as if they had been done by such Seller;

(c)	on registration of such Sellers’ Shares in the Buyer's name, the powers conferred on the Buyer under this clause 5.5 in respect of such Seller’s Shares and such Seller immediately cease; and

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(d)
the Buyer shall indemnify such Seller against any loss, liability and cost which it may incur as a result of or in connection with the exercise by the Buyer of the power conferred on the Buyer under this clause.

6.	Sellers’ Warranties

6.1	Each Seller severally warrants and undertakes to the Buyer that each of the Warranties is, at the date of this Agreement, true and accurate in respect of that Seller and/or its Shares.

6.2	Each Seller agrees and acknowledges that the Buyer is entering into this Agreement in reliance on each Warranty.

6.3
No information of which the Buyer or its agents or advisers has knowledge (actual or constructive) and no investigation by or on behalf of the Buyer prevents any claim made by the Buyer under the Warranties or operates to reduce any liability of the Sellers or the amount recoverable by the Buyer from the Sellers. The Sellers shall not invoke the knowledge of the Buyer or its agents or advisers (actual or constructive) of a fact or circumstance which might make a Warranty untrue or inaccurate as a defence to a claim for breach of clause 6.1.

6.4	Each Warranty is independent and is not limited by a provision of this Agreement or by another Warranty (except where this Agreement provides otherwise).

6.5	Each Warranty shall continue in full force and effect notwithstanding Completion.

7.	Indemnification

7.1
From and after Completion, each Seller shall severally indemnify and keep indemnified the Buyer and each member of the Buyer’s Group, their respective affiliates and their respective directors, officers, employees and agents from, against and in respect of, the full amount of all Losses incurred directly or indirectly by the Buyer, each member of the Buyer’s Group, their respective affiliates and their respective directors, officers, employees and agents, in respect of:

(a)	any Warranty warranted and undertaken to be true and accurate by the Seller pursuant to clause 6.1 being untrue or inaccurate; or

(b)	any fraud or wilful breach of this Agreement or any other Transaction Document by the Seller.

7.2
From and after Completion, the Buyer shall indemnify and keep indemnified the Sellers, their respective affiliates and their respective agents from, against and in respect of, the full amount of all Losses incurred by the Sellers, their respective affiliates and their respective agents, in respect of:

(a)	any warranty warranted to be true and accurate by the Buyer under clause 9 being untrue or inaccurate; or

(b)	any fraud or wilful breach of this Agreement by the Buyer.

7.3
The indemnifying party under this clause 7 shall have the right to contest any third party claim that may result in a Loss. In no event shall any indemnitee under this clause 7 consent to the entry of any judgment or enter into any settlement with respect to such claim without obtaining the prior written consent of the indemnifying party, not to be unreasonably withheld or delayed. In any event, the indemnifying party and the indemnitee may participate in the contest of such claim at their own expense. The indemnifying party and the indemnitee shall cooperate fully with each other as to all such claims, shall make available to each other as reasonably requested all information, records, and documents relating to such claims, and shall preserve all such information, records and documents until the termination or resolution of any such claim.

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8.	The Buyer’s remedies
The rights and remedies of the Buyer in respect of a breach of any of the Warranties or in respect of any breach of this Agreement shall not be affected by Completion except by a specific and duly authorised written waiver or release by the Buyer.

9.	Buyer Warranties

9.1	The Buyer warrants and undertakes to each of the Sellers that each of the following warranties is true and accurate:

(a)	it is a company duly incorporated and validly existing under the laws of the jurisdiction of its incorporation;

(b)	it has and will at Completion have all requisite corporate power and authority to enter into this Agreement to which it is a party and to perform its obligations under the Transaction Documents;

(c)	the signature (and, where relevant, execution and delivery) of, and the performance by it of its obligations under this Agreement will not:

(i)	result in a breach of any provision of its articles of association (or equivalent constitutional documents); or

(ii)
result in a breach of, or constitute a default or require a consent under, any instrument or agreement to which it is a party or a violation of any Laws or any other restrictions of any kind by which it is bound; and

(d)	this Agreement has been duly and validly authorised and executed by it and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms and conditions.

10.	Confidentiality

10.1
Each Seller undertakes to the Buyer not at any time to disclose or cause to be disclosed to any person or use for any purpose any Confidential Information. The Buyer undertakes to each Seller not at any time to disclose or cause to be disclosed to any person the terms of the Transaction Documents.

10.2	A Seller may disclose Confidential Information, and the Buyer may disclose the terms of the Transaction Documents, to the extent that:

(a)	disclosure is required by the law of any Relevant Jurisdiction or pursuant to an order of a court of competent jurisdiction;

(b)
disclosure is required by any securities exchange or regulatory or governmental body to which either party or a holding company is subject, wherever situated, whether or not the requirement for information has the force of law;

(c)	the information has come into the public domain through (i) no fault of the Seller or, where the context so requires, (ii) no fault of the Buyer or any member of the Buyer’s Group;

(d)	the information was in the possession of the person receiving it before such disclosure was made; or

(e)	the information was obtained by the Seller from a third party who was free to divulge it;
PROVIDED THAT, excluding filings or disclosures required to be made by the Buyer’s holding company to the SEC, before the Seller or the Buyer discloses any information pursuant to clause 10.2(a) or (b) the Seller or the Buyer shall (to the extent permitted by law) use their best endeavours to:

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(i)
inform the other of the full circumstances of the disclosure and the information that will be disclosed, and take all such steps as may be reasonable and practicable in the circumstances to agree the content of such disclosure with the other party before making the disclosure;

(ii)	consult with the other party as to possible steps to avoid or limit disclosure and take those steps where they would not result in significant adverse consequences to the other party; and

(iii)	where the disclosure is by way of public announcement, agree the wording with the other party in advance.

10.3	The restrictions contained in this clause 10 shall apply at all times after the date of this Agreement.

10.4
The parties are entering into this Agreement in consideration of the other party’s undertakings to comply with this clause 10. If any breach or violation of any of the provisions of clause 10 occurs, the parties agree that damages would not be an adequate relief for such breach or violation and that injunctive relief would be reasonable and essential to safeguard the legitimate interests of the parties. Accordingly, each of the Sellers and the Buyer acknowledge to the other that it will be entitled to seek injunctive relief in respect of any actual or threatened breach of clause 10 Error! Reference source not found.(in addition to any other remedies) by the other party and such other party shall not object to the appropriateness of such relief being sought.

11.	Announcements

11.1
Neither party shall make any statement to the press or to the employees of the Group or make any other public announcement in connection with any matters referred to in this Agreement without the prior consent in writing of the other party which consent shall not be unreasonably withheld.

11.2
Clause 11.1 does not apply to a public announcement, communication or circular to be made or sent by a party or that party’s holding company if it is required by law, a regulation of a stock exchange or by any regulatory body which that party is a member of or is otherwise regulated by or subject to.

12.	Payments under this Agreement
Any payment or delivery to the Sellers’ Solicitors by or on behalf of the Buyer shall be an absolute discharge of any obligation to make such a payment or delivery to the Sellers and a receipt from the Sellers’ Solicitors in respect of any payments made by the Buyer shall be a good and complete discharge to the Buyer who shall not be concerned as to the distribution of such payment to the Sellers by the Sellers’ Solicitors.

13.	Notices

13.1	Notices or other communications (a “Notice”) given in connection with this Agreement shall be:

(a)	in writing;

(b)
delivered by hand or sent by registered post to the address in clause 13.3 of the party to which the Notice is being given or to such other address as such party shall communicate to the party giving the Notice; or

(c)	sent by facsimile to the number in clause 13.3 of the party to which it is being sent or to such other number as such party shall communicate to the party giving the Notice.

13.2	Every Notice given in accordance with this clause shall be deemed to have been received as follows:

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Means of Dispatch	Deemed Received
Delivery by hand:	the day of delivery;
Post:	five Business Days after posting; and
Facsimile:	when confirmation of its transmission has been recorded by the sender’s fax machine
PROVIDED THAT if the deemed receipt is not within working hours (being 9 am to 5 pm on a Business Day) Notice shall be deemed to be given or made at the start of working hours on the next Business Day.

13.3	The relevant addressee, address and facsimile number of each party for the purposes of this Agreement, subject to clause 13.1 are:

Name of party	Address	Facsimile No.
OPKO Ireland Limited	Citywest Business Campus, 3013 Lake Drive, Dublin 24, Ireland
[____________________]	[____________________________]	[____________________]
[____________________]	[____________________________]	[____________________]
[____________________]	[____________________________]	[____________________]
[____________________]	[____________________________]	[____________________]
[____________________]	[____________________________]	[____________________]

13.4	A party shall notify the other of a change to its name, relevant addressee, address or facsimile number for the purposes of clause 13.3. Such notification shall only be effective on:

(a)	the date specified in the notification as the date on which the change is to take place; or

(b)	if no date is specified or the date specified is less than 5 Business Days after the date on which notice is given, the date falling 5 Business Days after notice of any such change has been given.

14.	Variation
This Agreement shall not be varied or cancelled, unless such variation or cancellation is in writing and signed by a duly authorised signatory of each of the parties to this Agreement.

15.	Costs and Expenses
Unless otherwise provided for in this Agreement, each party shall pay its own costs in connection with the negotiation, preparation, execution and performance of this Agreement.

16.	Assignment and Successors

16.1	No Seller may assign, transfer, grant any Encumbrance over, declare any trust over or deal in any way with its rights under this Agreement without the prior written consent of the Buyer.

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16.2
The Buyer may at any time and on one or more occasions, assign or grant any Encumbrance over its rights under this Agreement to any other member of the Buyer’s Group, and/or agent or trustee of such person for the time being and such assignee shall be entitled to and may enforce the benefit and rights of the Buyer under this Agreement as if it had been named as the Buyer under this Agreement provided always that such assignee shall be required to assign and transfer all rights and obligations under this Agreement to another member of the Buyer’s Group if that assignee ceases to be a member of the Buyer’s Group (such assignment and transfer to be completed immediately prior to such cessation).

16.3	If there is an assignment, transfer, grant, declaration or dealing by a party as permitted by this clause 16:

(a)	such party shall, as soon as reasonably practicable, give Notice of such dealing to the other parties. However, failure to give such Notice shall not affect the validity of such dealing;

(b)
the amount of loss or damage recoverable by any assignee or other person entitled to the rights under this Agreement pursuant to this clause 16 shall not be greater than the amount of loss or damage which that party would have been able to recover had (a) such assignment, transfer, grant, declaration or dealing and (b) any related transfer of all or any of the Shares of any Group Company or all or any of the assets or undertaking of any Group Company not taken place.

16.4
A party may disclose information that it is otherwise required to keep confidential under clause 10 to an assignee permitted by this clause 16 provided they are subject to the same confidentiality obligations as envisaged in this Agreement in respect of the information so disclosed.

16.5	This Agreement shall be binding on and continue for the benefit of the successors, estate and personal representatives and permitted assignees (as the case may be) of each party.

17.	Waiver

17.1
A waiver by any Seller or the Buyer of any breach by the Buyer or any Seller of any of the terms, provisions or conditions of this Agreement or the acquiescence of any Seller or the Buyer in any act (whether commission or omission), which, but for such acquiescence, would be such a breach, shall not constitute a general waiver of such term, provision or condition or of any further similar breach.

17.2	Completion shall not constitute a waiver by any party of any breach of any provision of this Agreement, whether or not known to such party at the date of Completion.

18.	Further Assurance
At the request of the Buyer, each Seller, at his/her own cost shall (and shall procure (to the extent within its power of procurement) that any other necessary parties shall) execute and do all such documents, acts and things as may reasonably be required subsequent to Completion by the Buyer for the purpose of giving full effect to the provisions of this Agreement.

19.	Effect of Completion
The provisions of this Agreement, in so far as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion.

20.	Rights, Powers and Remedies are Cumulative
The rights, powers and remedies provided for in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

21.	Invalidity
If at any time any provision or any part of any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, that shall not affect or impair:

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(a)
the legality, validity or enforceability of any other provision of this Agreement (including the remainder of a provision, where only part of the provision is or has become illegal, invalid or unenforceable); or

(b)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

22.	Entire Agreement
This Agreement (together with any documents referred to in this Agreement) constitutes the whole agreement between the parties relating to the transactions contemplated by this Agreement and supersedes any previous agreements, whether oral or in writing, made between any of the parties in relation to these transactions.

23.	Counterparts
This Agreement may be executed in any number of counterparts, each of which is an original and all of which when taken together shall constitute one and the same agreement. The expression “counterparts” shall include any executed copy of this Agreement transmitted by facsimile or portable document format (PDF).

24.	Governing Law and Jurisdiction
This Agreement shall be governed by and construed in accordance with the laws of Ireland and each of the parties hereby submits to the non-exclusive jurisdiction of the courts of Ireland.

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The schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission. Following is a list briefly identifying the contents of all omitted schedules and exhibits:

1.    Schedule 1 – Business to Be Transacted at Completion
2.    Schedule 2 - Warranties
3.    Schedule 3 – Sellers, Shares and Consideration

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IN WITNESS WHEREOF the parties have executed this Agreement on the date first written above.

SIGNED for and on behalf of [_________________] by his/her lawfully appointed attorney, [_________________] in the presence of: and DELIVERED AS A DEED	_____________________________________
Signature of Witness	_____________________________________
Name of Witness	_____________________________________
Address of Witness	____________________________________
_____________________________________
Occupation of Witness	_____________________________________

SIGNED for and on behalf of [________________] by his/her lawfully appointed attorney, [_________________], in the presence of: and DELIVERED AS A DEED	______________________________________
Signature of Witness	_____________________________________
Name of Witness	_____________________________________
Address of Witness	_____________________________________
_____________________________________
Occupation of Witness	_____________________________________

SIGNED for and on behalf of [___________________] by his/her lawfully appointed attorney, [___________________], in the presence of: and DELIVERED AS A DEED	_____________________________________
Signature of Witness	_____________________________________
Name of Witness	_____________________________________
Address of Witness	_____________________________________
_____________________________________

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Occupation of Witness	_____________________________________

SIGNED for and on behalf of [______________________] by his/her lawfully appointed attorney, [_________________], in the presence of: and DELIVERED AS A DEED	_____________________________________
Signature of Witness	_____________________________________
Name of Witness	_____________________________________
Address of Witness	_____________________________________
_____________________________________
Occupation of Witness	______________________ ______________

SIGNED for and on behalf of [_______________] by his/her lawfully appointed attorney, [_______________], in the presence of: and DELIVERED AS A DEED	___________________ __________________
Signature of Witness	______________________________________
Name of Witness	______________________________________
Address of Witness	_________________ ____________________
_____________________________________
Occupation of Witness	______________________________________

GIVEN under the common seal of OPKO IRELAND LIMITED: and DELIVERED AS A DEED

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___________________________________ Director ____________________________________ Director/Secretary

WF-12121006-7

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